Exhibit 99.1

SPIRIT PROPRIETARY

Spirit AeroSystems Signs Divestiture Agreement with Airbus

WICHITA, Kan., April 28, 2025 – Spirit AeroSystems Holdings, Inc. [NYSE: SPR] announced that Spirit has entered into a definitive agreement with Airbus SE to transfer ownership of certain assets and sites involved in the production of Airbus aerostructures to Airbus. The divestiture of these assets is expected to close concurrently with Spirit’s previously announced acquisition by The Boeing Company. Both transactions are subject to regulatory approvals, among other closing conditions, and are expected to close in the third quarter of 2025.

At the closing of this transaction, Airbus will take ownership of the following Spirit assets:

•	the site of Kinston, North Carolina, U.S. (A350 fuselage sections);
•	the site of St. Nazaire, France (A350 fuselage sections);
•	the site of Casablanca, Morocco (A321 and A220 components);
•	the production of components for the A320 and A350 wings in Prestwick, Scotland;
•	the production of A220 pylons in Wichita, Kansas, U.S.;
•	the production of A220 wings in Belfast, Northern Ireland; and
•	if a suitable buyer is not identified for the remainder of the Belfast site, the production of the A220 mid-fuselage.

The assets in Subang, Malaysia related to Airbus programs will also be acquired by Airbus if no suitable buyer is identified before the closing of the transaction.

“For many years, Spirit’s collaboration with Airbus allowed us to deliver aerostructures for some of their most important aircraft programs,” said Irene Esteves, Spirit AeroSystems Executive Vice President and Chief Financial Officer. “Entering into this agreement is a significant milestone as we work towards the closing of the Boeing acquisition, to the benefit of Spirit, its stockholders and other stakeholders.”

Spirit also announced today that it has entered into a memorandum of agreement with Airbus. In this agreement, Airbus has agreed to, among other things, provide Spirit with non-interest-bearing lines of credit in an aggregate amount of $200 million, which will be used by Spirit to support Airbus programs.

On the web: www.spiritaero.com

On X: @SpiritAero

###

SPIRIT PROPRIETARY

Contacts:

Investor Relations:	Ryan Avey
(316) 523-7040
ryan.d.avey@spiritaero.com

Media:	Joe Buccino
(915) 245-7888
Joe.p.buccino@spiritaero.com

Morgan Stanley & Co. LLC is serving as lead financial advisor to Spirit. Skadden, Arps, Slate, Meagher & Flom LLP is serving as legal counsel to Spirit.

About Spirit AeroSystems Inc.

Spirit AeroSystems is one of the world’s largest manufacturers of aerostructures for commercial airplanes, defense platforms, and business/regional jets. With expertise in aluminum and advanced composite manufacturing solutions, the company’s core products include fuselages, integrated wings and wing components, pylons, and nacelles. We are leveraging decades of design and manufacturing expertise to be the most innovative and reliable supplier of military aerostructures, and specialty high-temperature materials, enabling warfighters to execute complex, critical missions. Spirit also serves the aftermarket for commercial and business/regional jets. Headquartered in Wichita, Kansas, Spirit has facilities in the U.S., U.K., France, Malaysia and Morocco. More information is available at www.spiritaero.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains "forward-looking statements" that involve many risks and uncertainties. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "aim," "anticipate," "believe," "could," "continue," “designed,” “ensure,” "estimate," "expect," "forecast," "goal," "intend," "may," "might," “model,” "objective," "outlook," "plan," “potential,” "predict," "project," “seek,” "should," "target," "will," "would," and other similar words, or phrases, or the negative thereof, unless the context requires otherwise. Forward-looking statements in this press release include statements regarding the expected timing of completion of the Transactions (as defined below). Forward-looking statements are based on circumstances as of the date on which the statements are made, and they reflect management's current views with respect to future events and are subject to risks and uncertainties, both known and unknown. Actual results may vary materially from those anticipated in forward-looking statements. Investors should not place undue reliance on any forward-looking statements.

Important factors that could cause actual results to differ materially from those in the forward-looking statements include risks and uncertainties relating to the proposed acquisition of Spirit AeroSystems Holdings, Inc. (“Spirit” and, together with its consolidated subsidiaries, the “Company”) by The Boeing Company (“Boeing,” and such transaction, the “Boeing Merger Transaction”) and the proposed divestiture of a portion of the Company’s business to Airbus SE and its affiliates (the “Airbus Business Disposition”) as contemplated by the definitive agreement with Airbus SE referenced in this press release (together, the “Transactions,” and each a “Transaction”), including, among others: the possible inability of the parties to a Transaction to obtain the required regulatory approvals for such Transaction and to satisfy the other conditions to the closing of such Transaction on a timely basis or at all; the possible occurrence of events that may give rise to a right of one or more of the parties to the Boeing Merger Transaction merger agreement or the definitive agreement for the Airbus Business Disposition to terminate such agreement; the risk that the Company is unable to consummate the Transactions on a timely basis or at all for any reason, including, without limitation, failure to obtain the required regulatory approvals or failure to satisfy other conditions to the closing of either of the Transactions; the potential for the pendency of the Transactions or any failure to consummate the Transactions to adversely affect the market price of Spirit’s common stock or the Company’s financial performance or business relationships; risks relating to the value of Boeing’s common stock to be issued in the Boeing Merger Transaction; the possibility that the anticipated benefits of the Transactions cannot be realized in full or at all or may take longer to realize than expected; the possibility that costs or difficulties related to the integration of the Company’s operations with those of Boeing will be greater than expected; risks relating to significant transaction costs; the intended or actual tax treatment of the Transactions; litigation or other legal or regulatory action relating to the Transactions or otherwise relating to the Company or other parties to the Transactions instituted against the Company or such other parties or Spirit’s or such other parties’ respective directors and officers and the effect of the outcome of any such litigation or other legal or regulatory action; risks associated with contracts containing provisions that may be triggered by the Transactions; potential difficulties in retaining and hiring key personnel or arising in connection with labor disputes during the pendency of or following the Transactions; the risk of other Transaction-related disruptions to the business, including business plans and operations, of the Company; the potential for the Transactions to divert the time and attention of management from ongoing business operations; the potential for contractual restrictions under the agreements relating to the Transactions to adversely affect the Company’s ability to pursue other business opportunities or strategic transactions; and competitors’ responses to the Transactions.

SPIRIT PROPRIETARY

Additional important factors that could cause actual results to differ materially from those reflected in the forward-looking statements and that should be considered in evaluating the Company’s outlook include, but are not limited to, the following: the Company’s ability to continue as a going concern and satisfy its liquidity needs, the success of the Company’s liquidity enhancement plans and operational and efficiency initiatives, the Company’s ability to access the capital and credit markets (including as a result of any contractual limitations, including under the merger agreement for the Boeing Merger Transaction), the outcomes of discussions related to the timing or amounts of repayment for certain customer advances and the costs and terms of any additional financing; the continued fragility of the global aerospace supply chain including the Company’s dependence on its suppliers, as well as the cost and availability of raw materials and purchased components, including increases in energy, freight, and other raw material costs as a result of inflation or continued global inflationary pressures; the Company’s ability and its suppliers’ ability and willingness to meet stringent delivery (including quality and timeliness) standards and accommodate changes in the build rates or model mix of aircraft under existing contractual commitments, including the ability or willingness to staff appropriately or expend capital for current production volumes and anticipated production volume increases; the Company’s ability to maintain continuing, uninterrupted production at its manufacturing facilities and its suppliers’ facilities; the Company’s ability, and its suppliers’ ability, to attract and retain the skilled work force necessary for production and development in an extremely competitive market; the effect of economic conditions, including increases in interest rates and inflation, on the demand for the Company’s and its customers’ products and services, on the industries and markets in which it operates in the U.S. and globally, and on the global aerospace supply chain; the general effect of geopolitical conditions, including Russia’s invasion of Ukraine and the resultant sanctions being imposed in response to the conflict, including any trade and transport restrictions; the conflict in the Middle East could impact certain suppliers’ ability to continue production or make timely deliveries of supplies required to produce and timely deliver the Company’s products, and may result in sanctions being imposed in response to the conflict, including trade and transport restrictions; the impact of trade disputes and changes to trade policies, including the imposition by the U.S. and other countries of new or increased tariffs, retaliatory tariffs or other trade restrictions; the Company’s relationships with the unions representing many of its employees, including the Company’s ability to successfully negotiate new agreements, and avoid labor disputes and work stoppages with respect to its union-represented employees; the impact of significant health events, such as pandemics, contagions or other public health emergencies (including the COVID-19 pandemic) or fear of such events, on the demand for the Company’s and its customers’ products and services and on the industries and markets in which the Company operates in the U.S. and globally; the timing and conditions surrounding the full worldwide return to service (including receiving the remaining regulatory approvals) of the B737 MAX, future demand for the aircraft, and any residual impacts of the B737 MAX grounding on production rates for the aircraft; the Company’s reliance on Boeing and Airbus SE and its affiliates for a significant portion of its revenues; the business condition and liquidity of the Company’s customers and their ability to satisfy their contractual obligations to the Company; the certainty of the Company’s backlog, including the ability of customers to cancel or delay orders prior to shipment on short notice, and the potential impact of regulatory approvals of existing and derivative models; the Company’s ability to accurately estimate and manage performance, cost, margins, and revenue under its contracts, and the potential for additional forward losses on new and maturing programs; the Company’s accounting estimates for revenue and costs for its contracts and potential changes to those estimates; the Company’s ability to continue to grow and diversify its business, execute its growth strategy, and secure replacement programs, including its ability to enter into profitable supply arrangements with additional customers; the outcome of product warranty or defective product claims and the impact settlement of such claims may have on the Company’s accounting assumptions; competitive conditions in the markets in which the Company operates, including in-sourcing by commercial aerospace original equipment manufacturers; the Company’s ability to successfully negotiate, or re-negotiate, future pricing under its supply agreements with Boeing, Airbus SE and its affiliates and other customers; the possibility that the Company’s cash flows may not be adequate for its additional capital needs; any reduction in the Company’s credit ratings; the Company’s ability to avoid or recover from cyber or other security attacks and other operations disruptions; legislative or regulatory actions, both domestic and foreign, impacting the Company’s operations, including the effect of changes in tax laws and rates and the Company’s ability to accurately calculate and estimate the effect of such changes; spending by the U.S. and other governments on defense; pension plan assumptions and future contributions; the effectiveness of the Company’s internal control over financial reporting; the outcome or impact of ongoing or future litigation, arbitration, claims, and regulatory actions or investigations, including the Company’s exposure to potential product liability and warranty claims; adequacy of the Company’s insurance coverage; the Company’s ability to continue selling certain receivables through its receivables financing programs; the Company’s ability to effectively integrate recent acquisitions, along with other acquisitions it pursues, and generate synergies and other cost savings therefrom, while avoiding unexpected costs, charges, expenses, and adverse changes to business relationships and business disruptions; and the risks of doing business internationally, including fluctuations in foreign currency exchange rates, impositions of new or increased tariffs or embargoes, trade restrictions, compliance with foreign laws, and domestic and foreign government policies.

The factors described above are not exhaustive, and it is not possible for Spirit to predict all factors that could cause actual results to differ materially from those reflected in its forward-looking statements. These factors speak only as of the date hereof, and new factors may emerge or changes to the foregoing factors may occur that could impact the Company’s business or the Transactions. As with any projection or forecast, these statements are inherently susceptible to uncertainty and changes in circumstances. Except to the extent required by law, Spirit undertakes no obligation to, and expressly disclaims any obligation to, publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Refer to the section captioned “Risk Factors” in Spirit’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 28, 2025, for a more complete discussion of the factors described above and other factors that may affect the Company’s business or the Transactions.